UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
THE ALLIED DEFENSE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2281015

(State of incorporation of organization)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia	22182

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: Preferred Share Purchase Rights
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

AMENDMENT NO. 1 TO FORM 8-A
     We hereby amend the following items, exhibits or other portions of our Form 8-A filed on June 25, 2001, as amended by our Form 8-A/A filed on June 21, 2006, related to our Rights Agreement, as set forth below.
Item 1. Description of Company’s Securities to be Registered
     On December 5, 2006, The Allied Defense Group, Inc. (the “Company”) and Mellon Investor Services, LLC (the “Rights Agent”) executed an amendment dated as of November 30, 2006 (the “Amendment”) to the Rights Agreement dated as of June 6, 2001, as amended by the First Amendment To Rights Agreement dated as of June 15, 2006, between the Company and the Rights Agent (the “Rights Agreement”).
     The Amendment changes the Acquiring Person ownership threshold trigger from 20% to 25%.
     The Amendment is attached hereto as Exhibit 4.3, and the Rights Agreement is incorporated herein by reference. The foregoing description of the Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Item 2. Exhibits

4.1	Rights Agreement, dated as of June 6, 2001 (incorporated by reference to Form 8-A filed on June 25, 2001).

4.2.	First Amendment To Rights Agreement, dated as of June 15, 2006 (incorporated by reference to Form 8-A/A filed on June 21, 2006).

4.3.	Second Amendment To Rights Agreement dated as of November 30, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE ALLIED DEFENSE GROUP, INC.
Date: December 8, 2006	By:	/s/ John J. Marcello
John J. Marcello,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

4.1	Rights Agreement, dated as of June 6, 2001 (incorporated by reference to Form 8-A filed on June 25, 2001).

4.2.	First Amendment To Rights Agreement, dated as of June 15, 2006 (incorporated by reference to Form 8-A/A filed on June 21, 2006).

4.3.	Second Amendment To Rights Agreement dated as of November 30, 2006.

3